CUSIP No. 63888P-10-9                Exhibit D               Page 74 of 91 Pages
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                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------


             REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 23, 1997, by and among NATURAL HEALTH TRENDS CORP., a Florida corporation (the "Company"), GLOBAL HEALTH ALTERNATIVES, INC., a Delaware corporation ("GHA"), and the stockholders of GHA listed on Schedule "A" hereto, as such schedule may be amended from time to time, each a "Holder" and collectively the "Holders" acting through their duly appointed attorney-in-fact (the "Attorney"). As used in this Agreement, the term "Holder" means an original Holder and any transferee thereof (including any successive transferee) who at the time of determination holds any Registrable Securities (as defined below).

             WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 23, 1997, by and among the Company, GHA, and the Holders (the "Acquisition Agreement"), up to 5,800,000 shares (the "Firm Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"), have been, or, upon the occurrence of one or more Additional Closings, will be distributed to the Holders;

             WHEREAS,  pursuant to the Acquisition Agreement, the Company may be obligated to distribute certain additional shares in two tranches (the "First Contingent Shares" and "Second Contingent Shares," respectively, and collectively the "Contingent Shares") of Common Stock to the Holders; and

             WHEREAS, as a condition to the closing of the transactions contemplated by the Acquisition Agreement, the Firm Shares and any Contingent Shares distributed to the Holders shall be subject to this Agreement.

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.  Defined Terms; Effectiveness of Registration Rights.

             1.1 Defined Terms. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement. In addition, the following terms shall have the following meanings:

             "Affiliate" has the meaning attributed thereto under Rule 405 of the Securities Act.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             "Governmental  Body" means any federal,  state,  municipal or other
governmental   body,   department,   commission,   board,   bureau,   agency  or
instrumentality, domestic or foreign.

             "Initiating Holders" means any Holders who in the aggregate, are holders of at least 50% of the outstanding Registrable Securities then owned in the aggregate by the Holders.

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             "Inspectors" has the meaning attributed thereto in Section 5.

             "Other  Holders"  means  all  Holders  other  than  the  Initiating
Holders.

             "Other  Securities" has the meaning  attributed  thereto in Section
3.1.

             "Person" means any individual, corporation, sole proprietorship, partnership, joint venture, association, trust, unincorporated organization, association, institution, public benefit corporation, business, Governmental Body or other legal entity.

             "Records" has the meaning attributed thereto in Section 5.

             "Registrable Securities" means (i) the Firm Shares and any Contingent Shares issued pursuant to the terms of the Acquisition Agreement and
(ii) any securities of the Company distributed with respect to the aforesaid shares of its Common Stock; provided, that any such shares shall cease to be Registrable Securities when sold or otherwise transferred by any Holder pursuant to (a) an effective registration statement filed by the Company under the Securities Act or (b) Rule 144 (or any similar provision then in force) under the Securities Act.

             "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration and other requirements set forth in this Registration Rights Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of all counsel to the Company and all accountants in connection with the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto and the mailing and delivery of copies thereof to underwriters and dealers; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivery of copies thereof to underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vi) the cost and charges of any transfer agent or registrar in connection with the registration of exchange or transfer of the Registrable Securities to be disposed of; and (vii) all stock exchange listing fees.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             "Total Number of Includible Securities" has the meaning attributed thereto in Section 3.1(b).

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CUSIP No. 63888P-10-9                Exhibit D               Page 76 of 91 Pages
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             1.2 Effectiveness of Registration  Rights. The registration  rights pursuant to Sections 2 and 3 hereof shall become effective on the date upon which shares of Common Stock are distributed to the Original Holder pursuant to the Acquisition Agreement and continue so long as any Holder shall hold Registrable Securities.

             1.3 Registration Not Required. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect any registration pursuant to Section 2.1 or Section 3.1 hereof or to keep effective any registration statement prepared and filed pursuant to Section 2.1 or Section 3.1 hereof, if, in the written opinion of counsel to the Company who shall be reasonably satisfactory to the Holder or Holders intending to participate in such registration and which opinion shall be concurred in by counsel to such Holder or Holders, the intended method or methods of disposition of any Registrable Securities by such Holder or Holders may be effected without registration under the Securities Act and without restriction as to subsequent trading.

             1.4 Consents and Approvals. Whenever any consent or approval is required under this Agreement by the Holders or a group of Holders, such consent or approval will be deemed given if rendered by the Holders of a majority of the Registrable Securities requested to be included in the registration relating to such consent or approval.

         Section 2.  Shelf Registration

             2.1 Shelf Registration. The Company shall cause to be filed with the Commission no later than nine (9) months after the Closing Date, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the Firm Shares, and no later than three (3) months after the issuance of any Contingent Shares (each a "Shelf Registration Statement"), and shall use its best efforts to cause such Shelf Registration Statement to become effective as soon thereafter as practicable. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Registered Securities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (i) the sale by the Holders of all shares of Registrable Securities relating to such Shelf Registration Statement or (ii) two years after the Closing Date or the date of issuance of any Contingent Shares, as the case may be.

             2.2 Registration Expenses. The Company shall pay or cause to be paid all Registration Expenses in connection with the shelf registration pursuant to this Section 2; provided that with respect to any such registration, each Holder shall bear any transfer taxes applicable to its Registrable Securities registered thereunder and its pro rata share of all underwriting fees, commissions, discounts or other compensation in respect of such Registrable Securities and provided further that in no event shall any Holder be required to pay any internal costs of the Company.

         Section 3.  Piggyback Registration.

             3.1 Notice and Registration. If the Company proposes, for its own account or for the account of others, to register any of its voting securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration

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CUSIP No. 63888P-10-9                Exhibit D               Page 77 of 91 Pages
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of Registrable  Securities  for sale to the public under the Securities  Act, it will give prompt written notice to each Holder of its intention to do so, and upon the written request of any Holder, delivered to the Company within 15 business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each Holder, and the intended method of disposition thereof), the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each Holder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

                  (a) if, at any time after giving such written notice
             of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to each Holder, and thereupon the Company shall be relieved of its obligations to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights, if any, of the Holders immediately to request that such registration be effected as a registration under Section 2;

                  (b) the  Company  will not be required to effect any
             registration of Registrable Securities under this Section 3 if, and to the extent that, the underwriters (or any managing underwriter) or the placement agent in connection with a private placement of the Company's securities, shall advise the Company in writing that, in their reasonable opinion, inclusion of such number of shares of Registrable Securities will adversely affect the price or distribution of the securities to be offered pursuant to such registration. Such advice shall include a statement as to such person's opinion as to the number of shares which may be included without adversely affecting the price or distribution of the securities (such total number of shares which such advice states may be so included being the "Total Number of Includible Securities"). The Company shall promptly furnish each Holder with a copy of such written advice, and in such event the number of shares which such person believes may be sold shall first be allocated to the Company, next to any shares proposed to be included in the registration for the account of Neal R. Heller, Elizabeth S. Heller or any of their Affiliates, and then the remaining number of shares shall then be allocated among the Holders in proportion to the number of shares of Registrable Securities each first proposed for inclusion in the registration.

                  (c) The Company  shall not be required to effect any
             registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, stock option or other employee

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CUSIP No. 63888P-10-9                Exhibit D               Page 78 of 91 Pages
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             benefit plans,  any  registration of its securities which
             are  being   registered  in  connection  with  a  private
             offering of $2 million or less or the registration of its securities in connection with a private offering of $2,200,000 of convertible preferred stock in June 1997.

No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation, if any, effect the registration of Registrable Securities pursuant to Section 2.

             3.2 Registration Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 3; provided that with respect to any such registration each Holder shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, its pro rata share of all underwriting fees, commissions, discounts or other compensation in respect of such Registrable Securities; and provided, further, that in no event shall any Holder be required to pay any internal costs of the Company.

         Section 4.  Registration Procedures.

             4.1  Registration and Qualification.

             (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, the Company will promptly as is practicable:

                  (i) prepare,  file and use its best efforts to cause
             to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (a) the expiration of two years from the effective date thereof or (b) until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders, as set forth in such registration statement;

                  (iii)  shall,   prior  to  filing  any  registration
             statement or prospectus or any amendments or supplements thereto (including any documents incorporated by reference in any registration statement after the initial filing of such registration statement) in which Registrable Securities are included pursuant to this Agreement, furnish to counsel for any managing underwriter for any underwritten public offering of Registrable Securities and to counsel engaged by the Holders of a majority in interest of the Registrable Securities included in such registration statement, copies of all such documents proposed to be filed with the SEC, which documents shall be subject to the reasonable review of such


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CUSIP No. 63888P-10-9                Exhibit D               Page 79 of 91 Pages
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             counsel, and, if requested by such counsel, the insertion
             of material  which in their  judgment  should be included
             therein (subject,  however, to the approval of counsel to
             the Company).  Notwithstanding the foregoing, in the case
             of periodic reports of the Company which are incorporated
             by reference into any registration statement in which Registrable Securities are included pursuant to this
             Agreement  after the effective date of such  registration
             statement,  the Company shall only be required to furnish
             such periodic  reports to counsel  engaged by the Holders
             of a majority in interest of the  Registrable  Securities
             included  in  such   registration   statement,   if  any,
             concurrently with the filing of such periodic reports;

                  (iv) furnish to the Holders participating in the registration and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of the Holder or any managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under the Securities Act, in conformity with the requirements of the Securities Act, such documents as may be incorporated by reference in such registration statement, or prospectus, and such other documents, as the Holders or such underwriter may reasonably request;

                  (v) use its best  efforts to register or qualify all
             Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders participating in the registration or any underwriter of such Registrable Securities shall reasonably request in writing, and do any and all other acts and things which may be necessary or advisable to enable the Holders participating in the registration or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (vi) in the case of any underwritten offering, furnish to the Holders participating in the registration and the underwriters, if any, addressed to them, (A) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement relating to any underwritten offering, in form and substance satisfactory to such Holders, to the effect that (a) a registration statement covering the Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) such registration statement and the prospectus contained therein comply with all material respects with the requirements of the Securities Act, and nothing has come to said counsel's attention which would cause it to

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CUSIP No. 63888P-10-9                Exhibit D               Page 80 of 91 Pages
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             believe  that either such  registration  statement or the
             prospectus  contains  any untrue  statement of a material
             fact or omits to state a  material  fact  required  to be
             stated  therein  or  necessary  to  make  the  statements
             therein in light of the  circumstances  under  which they
             were made not misleading, (c) a prospectus meeting the requirements of the Securities Act is available for delivery,  (d) no  stop  order  has  been  issued  by the
             Commission   suspending   the   effectiveness   of   such
             registration  statement  and,  to the  best of  counsel's
             knowledge, no proceedings for the issuance of such a stop
             order are threatened or  contemplated,  and (e) there has
             been  compliance  with the  applicable  provisions of the
             securities or blue sky laws of each jurisdiction in which
             the Company  shall be required  pursuant to clause (v) of
             this sentence to register or qualify such Registrable Securities, assuming the accuracy and completeness of the information furnished to such counsel with respect to each  filing  relating  to such  laws,  and (B) a comfort
             letter signed by the independent  public  accountants who
             have   certified  the  Company's   financial   statements
             included in such registration statement,  with respect to
             events   subsequent   to  the  date  of  such   financial
             statement, as are customarily covered in accountants' letters, delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

                  (vii) notify the Holders participating in the registration at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is or was required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes or included an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary, in the light of the circumstances then existing, to make the statements therein not misleading, and, if necessary in the reasonable judgment of counsel for the Company, the Company will prepare and furnish to such Holder a reasonable number of copies of a supplement of or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, [in light of the circumstances then existing, to make the statements therein not misleading; and

                  (viii) notify each Holder of the Registrable Securities included in any registration statement pursuant to this Agreement of any stop order issued or, to the knowledge of the Company, threatened by the Commission in connection with such registration statement and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (ix) if  requested by the  managing  underwriter  or
             underwriters or by any Holder of the Registrable Securities included in any Registration Statement, subject to the approval of counsel to the Company in its

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             reasonable judgment, promptly incorporate in a prospectus
             supplement or post-effective amendment such information as the managing underwriter or underwriters or such Holder or Holders reasonably shall furnish to the Company in writing and request to be included therein, including,
             without  limitation,   with  respect  to  the  number  of
             Registrable Securities being sold by such Holder or Holders to such underwriter or underwriters, the purchase
             price  being  paid  therefor  by  such   underwriter   or
             underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to
             be  incorporated   in  such   prospectus   supplement  or
             post-effective amendment;

                  (x) cooperate with the Holders of the Registrable Securities covered by any registration statement pursuant to this Agreement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold under such registration statement, in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request; and

                  (xi) use reasonable  efforts to do any and all other
             customary acts the Holders participating in the registration may reasonably request and which are customary for a registration of equity securities.

The Company may require each Holder participating in a registration to furnish such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with any registration.

             (b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(a)(vi) hereof, each Holder shall use its best efforts to discontinue forthwith disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(a)(vi) hereof.

             4.2 Listing of Common Stock. Upon the request of the Holders participating in a registration in connection with any public offering of the Common Stock, the Company shall use its best efforts to effect, as promptly as is practicable, the listing of the Common Stock on any national securities exchange or the inclusion of the Common Stock in any automated quotations system on or in which the Company's Common Stock shall then be listed or quoted, if the listing of such Common Stock is then permitted under the rules of such exchange or automated quotations system.

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CUSIP No. 63888P-10-9                Exhibit D               Page 82 of 91 Pages
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             4.3  Underwriting.

             (a) If requested by the managing underwriter for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6 hereof and the provision of opinions of counsel and accountants' letters to the effect provided in Section 4.1(a)(v) hereof. Each Holder participating in the registration, as appropriate, shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders.

             (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Section 3 by any Holder to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In any such case, each Holder participating in the registration shall be party to any such underwriting agreement. Such agreements shall contain such representations, warranties and covenants by such Holder, as appropriate, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in
Section 6 hereof. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made and for the benefit of such Holders.

         Section 5.  Preparation: Reasonable Investigation.

             In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give each Holder participating in the registration and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. Each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

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CUSIP No. 63888P-10-9                Exhibit D               Page 83 of 91 Pages
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         Section 6.  Indemnification and Contribution.

             6.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless each Person who participates as an underwriter, each Holder participating in a registration pursuant to this Agreement, each of their respective officers and directors and each Person, if any, who controls any such underwriter or such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (a) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any Governmental Body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (c) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Holders or any underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any Governmental Body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of or caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such Holder (or any such "control" Person) expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto); and further provided that this indemnity agreement does not apply to any loss, liability, claim, damage or expense arising out of or caused by any such Holder's continued circulation, subsequent to such Holder's receipt of the notice described in Section 4.1(a)(vi) hereof, of a prospectus including the untrue statement of a material fact or omission of a material fact as to which such notice was provided.

CUSIP No. 63888P-10-9                Exhibit D               Page 84 of 91 Pages
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             6.2 Indemnification by the Holders. Each Holder agrees with respect
to  each   registration   pursuant  to  this  Agreement  in  which  such  Holder
participates to indemnify and hold harmless the Company and any underwriter, and each of their respective directors and officers (including each officer of the Company who signed the registration statement), and each Person, if any, who controls the Company or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.1 hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the registration statement (or any amendment thereto) or any preliminary or final prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such the Holder (or any such "control" Person) expressly for use in the registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto).

             6.3 Indemnification by Underwriter. Anything in Section 6.1 to the contrary notwithstanding, the Company's obligation to indemnify any underwriter pursuant to Section 6.1 in an underwritten offering (or any Person controlling such underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) shall be conditioned upon the underwriting agreement with such underwriter containing an agreement by such underwriter to indemnify and hold harmless the Company and the Holders and each of their respective directors and officers (including each officer of the Company who signed the registration statement) and each Person, if any, who controls the Company and any Holder, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability claim, damage and expense described in the indemnity contained in Section 6.1 hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the registration statement (or any amendment thereto) or any preliminary or final prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter (or any such "control" Person) expressly for use in the registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto).

             6.4 Conduct of Indemnification Proceedings. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may, at its own expense, participate in and direct the defense of such action.

         Section 7.  Transferability of Shares.

             7.1 Legends. The shares of any Common Stock distributed to the Holders pursuant to the Acquisition Agreement (the "Original Common Stock") shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each certificate representing Registrable Securities held by the Holder shall (unless otherwise permitted by the provisions of Section 7.2 be stamped or otherwise imprinted with a legend

CUSIP No. 63888P-10-9                Exhibit D               Page 85 of 91 Pages
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in  substantially  the following form (in addition to any legend  required under applicable state securities laws):

         THESE   SECURITIES  HAVE  NOT  BEEN   REGISTERED   UNDER  THE
         SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION

and,  in the case of those  Holders  listed on  Schedule  B hereto  pursuant  to
Section 9:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE PLEDGED, ASSIGNED AND MAY NOT BE SOLD OR TRANSFERRED PRIOR TO JULY 23, 1999, EXCEPT IN ACCORDANCE WITH SECTION 9 OF THE REGISTRATION RIGHTS AGREEMENT DATED JULY 23, 1997.

             7.2 "Stop Transfer" Orders. Each Holder understands that, so long as the legend is required to be imprinted on a certificate representing Registrable Securities, the Company may maintain appropriate "stop transfer" orders with respect to such Registrable Securities on its books and records and with those to whom it may delegate registrar and transfer functions.

             7.3 Compliance with Resolutions. Each Holder agrees to comply in all respects with the provisions of this Section 7.3. Prior to any proposed sale, assignment, transfer or pledge (a "Transfer"), of any Registrable Securities, unless there is in effect a Registration Statement covering the proposed Transfer, a Holder shall give written notice to the Company of such Holder's intention to effect such Transfer and the name of the proposed transferee. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Company, shall be accompanied, at the Holder's expense, by either (i) an written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed Transfer of the Registrable Securities may be effected without registration under the Securities Act; provided that if the proposed Transfer would, in the opinion of such counsel, require that the Company take action and/or execute and file with the Commission and/or deliver to the Holder or any other person any form or document in order to establish the entitlement of the Holder to take advantage of such method of disposition, the Company agrees promptly to take any such action and/or execute and file and/or deliver any such form or document, or (ii) a "no action" letter from the Commission to the effect that the Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Registrable Securities shall be entitled to effectuate a Transfer of such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company. Notwithstanding the foregoing, it is agreed that the Company will not request an opinion of counsel for the Holder with respect to Transfers made in reliance on Rule 144 under the Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of the Company;

CUSIP No. 63888P-10-9                Exhibit D               Page 86 of 91 Pages
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provided,  however,  the Holder  shall  deliver to the Company (i) copies of all forms customarily delivered or deliverable to brokers in connection with a Transfer of securities, and (ii) a certificate of the Holder desiring to
Transfer  such  Registrable   Securities  containing  such  representations  and
warranties to the Company as are customarily given to brokers in connection with the Transfer of securities.

             7.4 Certificates. Each certificate evidencing the Restricted Securities with respect to which a Transfer as provided in this Section 7 has been effected, shall bear, except if such Transfer is made pursuant to Rule 144 under the Act, the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Holder and the Company such legend is not required in order to establish compliance with any provision of the Act.

             7.5 Rule 144 Sales. At any time when the Holder desires to make sales of any Registrable Securities in reliance on Rule 144 promulgated under the Securities Act, the Company covenants and agrees that either there will be available adequate current public information with respect to the Company as required by paragraph (c) of said Rule 144 or the Company will use its best efforts to make such information available without delay if such information is not available. Without limiting the foregoing, the Company will timely file with the Commission all reports required to be filed under Section 13 and 15(d) of the Exchange Act and will promptly furnish to Holder so requesting a written statement that the Company has complied with all such reporting requirements.

             7.6  Assignment.  Any Holder may  assign  his rights  hereunder  in connection with any sale, assignment, transfer or pledge of Registrable Securities provided that such assignee shall have agreed in writing, satisfactory in form and substance to the Company and its counsel, to be bound hereby. From and after any such assignment pursuant to this Section 7, references herein to the Holder shall include such permitted assignee or assignees.

         Section 8. Other Registrable Rights and Registration Statements. The Company shall not grant to any other person the right to request or demand that the Company register under any registration statement filed under Section 2 and 3 hereof any of its equity securities unless such rights granted are subordinate to the rights of the Holders under this Agreement.

         Section 9.  Restrictions on Transfer.

             The Holders set forth on Schedule B hereby agree not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge hypothecate or otherwise encumber or dispose of any shares of Common Stock, including, but not limited to the Firm Shares and the Contingent Shares, or dispose of any beneficial interest in the Company for a period of not less than 24 months following the date hereof without the prior written consent of at least a majority of the members of the Executive Committee or in the event that there is no Executive Committee, at least a majority of the members of the Board of Directors.

CUSIP No. 63888P-10-9                Exhibit D               Page 87 of 91 Pages
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         Section 10.  Miscellaneous.

             10.1 Severability. If any term, provision, covenant, restriction, part or portion of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, or is otherwise legally impossible to perform, the remainder of the terms, provisions, covenants, restrictions, parts and portions of this Agreement shall remain in full force and effect.

             10.2 Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

             10.3 Entire Agreement. This Agreement and the Acquisition Agreement contain the entire understanding of the parties with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

             10.4 Counterparts. This Agreement may be executed in one or more counterparts by the parties hereto, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

             10.5 Notices. All notices and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telecopy, telegraph, cable or otherwise in writing (each communication given by any of such means to be deemed to be "in writing" for purposes of this Agreement) and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the address for notices specified below or, as to any party, at such other address as shall be designated by such party in a notice to the other. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (i) when delivered to the telegraph or cable office or personally delivered or, (ii) in the case of transmission by telecopy, when telecopied (with confirmation) and mailed (with same day post-mark) certified mail, return receipt requested or (iii) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

 if to the Company:   Natural Health Trends Corp.
                      2001 West Pompano Beach
                      Pompano Beach, Florida  33064
                      Attn: Neal R. Heller

with a copy to:       Lane & Mittendorf LLP
                      320  Park Avenue
                      New York, New York 10022
                      Attn:  Martin C. Licht, Esq.

if to any Holder, to the address of such Holder as it appears in the Records of the Company.

CUSIP No. 63888P-10-9                Exhibit D               Page 88 of 91 Pages
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             10.6 Waivers.  Each party may waive in whole or in part any benefit or right provided to it under this Agreement. No waiver by any party of any default with respect to any provision, condition, requirement, or of any benefit or right hereof shall be deemed to be a waiver of any other provision, condition, requirement, benefit or right hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

             10.7 Submission to Jurisdiction; Consent to Service of Process. Any action with respect to any claim arising out of or relating to this Agreement including any claim for specific performance arising under Section 9.2 hereof shall be brought in the State, City and County of New York, and in furtherance thereof (a) each of the Company and the Holders irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United State District Court for the Southern District of New York and (b) each of the Company and the Holders irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceedings brought in any such court, that such court does not have jurisdiction over such party. Each of the Company and the Holders consents that service of process upon it in any such suit, action or proceeding may be made in the manner set forth in Section 9.5 hereof (other than by telecopy).

             10.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

             10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders, and their successors and legal representatives. No rights to the benefit of any third parties are intended to be created by any provision of this Agreement or any rights hereunder except to the extent contemplated by Section 7 hereof.

             10.10 Governing Law. This Agreement was negotiated and delivered in the State of New York. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

CUSIP No. 63888P-10-9                Exhibit D               Page 89 of 91 Pages
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             IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date set forth at the head of this Registration Rights Agreement.

                                     NATURAL HEALTH TRENDS CORP.


                                     By:________________________________________
                                        Name: Neal R. Heller
                                        Title: President




                                     GLOBAL HEALTH ALTERNATIVES, INC.


                                     By:________________________________________
                                        Name:  Sir Brian Wolfson
                                        Title: Chairman



                                     THE STOCKHOLDERS SET FORTH ON
                                     SCHEDULE A


                                     By:________________________________________
                                        Name: Robert C. Bruce
                                        Attorney-in-Fact

CUSIP No. 63888P-10-9                Exhibit D               Page 90 of 91 Pages
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                                   SCHEDULE A

Azure Limited Partnership I
Capital Development S.A.
Cosmo Finance & Investments Services S.A.
William Nelson
Dr. Carl F. Berner
Sir Tom Farmer
Alfred S. Ross
Golden Union International S.A.
N.K. Verwaltungs Inc.
N. Foss & Co. A/S
Benjamin B. Tregoe Revocable Trust (u/a/d 7/20/79)
Benjamin B. Tregoe
Didgemere Consultants Limited
Z & M Capital Corporation
Robert A. Seibel
International Marketing Group Ltd.
Robert E. Cleaves, IV
Stephen W. Batzell
Thomas P. Pinansky
John M. Eldredge
H. Newcomb Eldredge
Robert C. Bruce
Virginia M. King
Clarissa Rowe
Arthur B. Page
Douglas M. Costle and Elizabeth R. Costle (Jt Ten)
Kimball C. Chen
Westminster Associates
Sir Peter Thompson
Dr. Stuart Ungar
Dr. Bradford S. Weeks
Complimentary Medical Associates, Inc.
Patrick Killorin
Kevin Underwood
Joe Grace
David Cohen
H. Edward Troy
Mark Colosi
William Deehan
Alexandra W. Hopkins
Carol B.A. Lee

CUSIP No. 63888P-10-9                Exhibit D               Page 91 of 91 Pages
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                                   SCHEDULE B

Azure Limited Partnership I
Capital Development S.A.
Robert C. Bruce
John M. Eldredge
Patrick Killorin
Kevin Underwood
Joe Grace